Exhibit 99.3

December 8, 2014

Board of Directors

Charter Communications, Inc.

400 Atlantic Street

Stamford, Connecticut 06901

Re:	Initially Filed Registration Statement on Form S-4 of CCH I, LLC (to be converted into CCH I, Inc.) (the “registrant”) to be filed December 8, 2014 (the “registration statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated December 5, 2014 (“Opinion Letter”), with respect to the fairness from a financial point of view to Charter Communications, Inc. (the “Company”) of the Aggregate Consideration (as defined in the Opinion Letter) to be paid by the Company and the Registrant for the Acquired Assets (as defined in the Opinion Letter) pursuant to the Transactions Agreement, dated as of April 25, 2014, by and between the Company and Comcast Corporation.

The Opinion Letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of its recommendation to the stockholders of the Company with respect to the issuance of shares of the Registrant’s Class A common stock, par value $0.001 per share, pursuant to the transactions contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—The Transactions—Opinions of Financial Advisors to Charter—Opinion of Goldman Sachs”, “The Transactions—Background of the Mergers”, “The Transactions—Charter’s Reasons for the Transactions”, and “The Transactions—Opinions of Charter’s Financial Advisors—Opinion of Goldman Sachs & Co.”, and to the inclusion of the Opinion Letter as an Annex to the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)